Exhibit 99.2

Copley Acquisition Corp Announces Closing of $172,500,000 Initial Public Offering

May 2, 2025, Hong Kong – Copley Acquisition Corp (NYSE: COPLU) (the “Company”) today announced that it closed its initial public offering of 17,250,000 units, including the issuance of 2,250,000 units as result of the underwriters’ exercise of its over-allotment option in full, at $10.00 per unit. The gross proceeds from the offering were $172.5 million before deducting underwriting discounts and estimated offering expenses. The units began trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “COPLU” on May 1, 2025.

Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder to purchase one Class A ordinary share of the Company at a price of $11.50 per share. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on NYSE under the symbols “COPL” and “COPLW”, respectively.

Clear Street is acting as the sole book-running manager in the offering. Winston & Strawn LLP is serving as legal counsel to the Company and Appleby (Cayman) Ltd. is serving as Cayman Islands legal counsel to the Company. DLA Piper LLP (US) is serving as legal counsel to Clear Street.

The offering was made only by means of a prospectus, copies of which may be obtained from Clear Street, Attn: Syndicate Department, 150 Greenwich Street, 45th floor, New York, NY 10007, by email at ecm@clearstreet.io, or from the SEC website at www.sec.gov.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (“SEC”) on April 30, 2025.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Copley Acquisition Corp

The Company is a blank check company incorporated in the Cayman Islands as an exempted company incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization, or other similar business combination with one or more businesses. It has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination. While the Company may pursue a business combination target in any business or industry, it intends to focus its search for businesses in either the technology or lifestyle sectors.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Registration Statement and related prospectus filed in connection with the initial public offering with the SEC. Copies are available on the SEC's website, www.sec.gov.

Contact Information

Copley Acquisition Corp

Suite 4005-4006, 40/F, One Exchange Square

8 Connaught Place, Central, Hong Kong

Francis Ng
Co-Chief Executive Officer
Email: francis.ng@copleyacquisition.com

Phone: +852 2861 3335